Exhibit 10.1

AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made as of                  , 2005, between News America Incorporated, a Delaware corporation (the “Company”) and Peter Chernin (the “Executive”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in Employment Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company and Executive entered into and executed a certain Amended and Restated Employment Agreement made as of August 1, 2004 (the “Employment Agreement”); and

WHEREAS, the Company desires to retain Executive in its employ; and

WHEREAS, the Company and Executive desire to amend the Employment Agreement in certain respects;

NOW, THEREFORE, the parties agree as follows:

1. Section 3(b)(viii)(A) of the Employment Agreement is hereby amended to read in its entirety as follows:

(A) The Restricted Stock Units shall be paid by (1) delivery of one share of Stock for each Restricted Stock Unit or (2) cash for each Restricted Stock Unit based on the closing price for each share of Stock subject to each Restricted Stock Unit valued on the date preceding each payment date specified in Sections 3(b)(viii)(B) and 3(b)(viii)(C)(1) (without regard to any deferrals).

2. This Amendment may be executed by the either of the parties hereto in counterparts, each of which shall be deemed to be an original Amendment, but all such counterparts shall together constitute one and the same instrument.

3. This Amendment shall remain in full force and effect for the Term of the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Employment Agreement on this      day of              , 2005, effective as of the day and the year first set forth above.

News America Incorporated

Dated:	By:
Title:
Dated:
Peter Chernin

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